UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2004

GLOBAL MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	0-22083 (Commission File No.)	84-1116894 (I.R.S. Employer Identification No.)

12600 West Colfax, Suite C-420, Lakewood, Colorado         80215
(Address of principal executive offices)                            (Zip Code)

(303) 238-2000
(Registrant’s telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events.

     On April 28, 2004, Global Med Technologies, Inc. issued a press release announcing it has completed a private placement for the issuance of 1.45 million unregistered common shares at $0.40 per share with gross proceeds of $580,000. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

        (c)   The following exhibits are furnished herewith:

99.1	Press release, dated April 28, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MED TECHNOLOGIES, INC. By: /s/ Michael I. Ruxin, M.D. Michael I. Ruxin, M.D. Chairman and Chief Executive Officer

Date: April 28, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 28, 2004 issued by Global Med Technologies, Inc.